As filed with the Securities and Exchange Commission on May 26, 2015
Registration No. 333-[●]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	52-1382541
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

350 Fellowship Road, Suite 101
Mount Laurel, New Jersey 08054
 (Address of principal executive offices) (Zip Code)

Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan
 (Full title of the Plan)

Patricia M. Schaubeck
 350 Fellowship Road, Suite 101
Mount Laurel, New Jersey 08054
 (Name and address of agent for service)

(856) 691-7700
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $5.00 par value per share.	1,400,000	$19.26(2)	$26,970,440.00 (2)	$3,133.97
(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also be deemed to cover any additional securities to be offered or issued pursuant to the provisions of the Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan in connection with share splits, share dividends or similar transactions.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, the per share and aggregate offering price are based upon the average of the high and low sales prices of the shares of common stock of Sun Bancorp, Inc. as reported on the NASDAQ Global Select Market on May 22, 2015.

EXPLANATORY NOTE
The purpose of this Form S-8 Registration Statement (the "Registration Statement") is to register an aggregate of 1,400,000 Sun Bancorp, Inc. (the "Company" or the "Registrant") common shares, par value $5.00 per share (the "Common Shares"), that may be offered pursuant to the Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan (the "Plan").

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act and the introductory note to Part I of Form S-8.  The documents containing the information specified in Part I have been or will be delivered to the participants in the Plan as required by Rule 428(b)(1) of the Securities Act.  Such documents need not be filed with the U.S. Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3.                          INCORPORATION OF DOCUMENTS BY REFERENCE.
The following documents, which have been filed with the Commission by the Company, are incorporated in this Registration Statement by reference:
1.	The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014;
2.	The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;
3.	The Company's Current Reports on Form 8-K filed with the Commission on March 9, 2015, and April 1, 2015; and
4.	The description of the Company's securities as contained in the Company's Registration Statement on Form S-3 filed by the Registrant on October 29, 2014, and any amendments, reports or other filings filed with the Commission for the purpose of updating such description.
All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                          DESCRIPTION OF SECURITIES.
Not applicable.
ITEM 5.                          INTERESTS OF NAMED EXPERTS AND COUNSEL.
Not applicable.
ITEM 6.                          INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 14A:3-5 of the New Jersey Business Corporation Act (the "NJBCA") empowers a corporation to indemnify a corporate agent (as defined below) against its expenses and liabilities incurred in connection with any proceeding (other than a derivative action) involving the corporate agent by reason of its being or having been a corporate agent if the corporate agent acted in good faith and in a manner that the corporate agent reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe its conduct was unlawful. For purposes of the NJBCA, the term "corporate agent" is defined as any present or former director, officer, employee or agent of the corporation, and any person serving as a director, officer, trustee, employee or agent for any other enterprise at the request of the corporation.
With respect to derivative actions, Section 14A:3-5 of the NJBCA empowers the Company to indemnify a corporate agent against its expenses (but not its liabilities) incurred in connection with any proceeding involving the corporate agent by reason of the corporate agent being or having been a corporate agent, if the corporate agent acted in good faith and in a manner that the corporate agent reasonably believed to be in or not opposed to the best interests of the Company. However, only the New Jersey Superior Court or the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the corporate agent was adjudged liable to the corporation.
Section 14A:3-5 of the NJBCA requires the indemnification of a corporate agent to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding or in defense of any claim, issue or matter therein. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the corporate agent may apply to a court to grant the corporate agent the requested indemnification.
Article VI of the bylaws of the Company requires indemnification of directors and officers of (a) the Company, (b) any other enterprise, if serving as such at the request of the Company, or (c) the legal representative of any officer or director described in (a) or (b) of this paragraph, to the full extent permissible under Section 14A:3-5 of the NJBCA. Article VI of the bylaws of the Company also permits the discretionary indemnification of all persons permitted under Section 14A:3-5 of the NJBCA, to the full extent permitted by Section 14A:3-5 and upon a determination by the Company's Board of Directors that such indemnification would be in the best interests of the Company.
Article VI of the Company's Amended and Restated Certificate of Incorporation provides that directors and officers shall not, to the fullest extent permitted by law, be personally liable to the Company or to its stockholders for damages for breach of any duty owed to the Company or to its stockholders, except in the case of any breach of duty based upon an act or omission (a) in breach of such director's or officer's duty of loyalty, (b) not in good faith or involving a knowing violation of law or (c) resulting in the receipt by such director or officer of an improper personal benefit.
Notwithstanding the foregoing, indemnification payments may only be made to directors and officers to the extent such payments are not inconsistent with applicable banking regulations.
As expressly permitted by law, the Company maintains directors' and officers' liability insurance on behalf of its officers and directors.

The foregoing is only a general summary of certain aspects of New Jersey law and the bylaws of the Company dealing with indemnification of directors and officers, and does not purport to be complete.  It is qualified in its entirety by reference to the detailed provisions of the NJBCA and the bylaws of the Company.
ITEM 7.                          EXEMPTION FROM REGISTRATION CLAIMED.
Not applicable.
ITEM 8.                          EXHIBITS.
For a list of all exhibits filed or included as part of this Registration Statement, see "Exhibit Index" at the end of this Registration Statement.
ITEM 9.                          UNDERTAKINGS.

            (a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
(i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; or
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation
S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

            (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Laurel, State of New Jersey, on this 26th day of May, 2015.

SUN BANCORP, INC.

By:	/s/ Thomas M. O'Brien
Thomas M. O'Brien
President and Chief Executive Officer

POWER OF ATTORNEY
We, the undersigned directors and officers of Sun Bancorp, Inc., do hereby severally constitute and appoint Thomas M. O'Brien and Patricia M. Schaubeck, and each of them, as our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Thomas M. O'Brien or Patricia M. Schaubeck may deem necessary or advisable to enable Sun Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Thomas M. O'Brien and Patricia M. Schaubeck, and each of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated as of May 26, 2015:

/s/ Thomas M. O'Brien
Thomas M. O'Brien
President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Thomas R. Brugger
Thomas R. Brugger
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/ Neil Kalani
Neil Kalani
Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)

/s/ Sidney R. Brown
Sidney R. Brown
Chairman of the Board of Directors

/s/ Jeffrey S. Brown
Jeffrey S. Brown
Director

/s/ Anthony R. Coscia
Anthony R. Coscia
Director

/s/ F. Clay Creasey, Jr.
F. Clay Creasey, Jr.
Director
/s/ Peter Galetto, Jr.
Peter Galetto, Jr.
Director

/s/ Eli Kramer
Eli Kramer
Director

/s/ William J. Marino
William J. Marino
Director

/s/ Philip A. Norcross
Philip A. Norcross
Director

/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.
Director

/s/ Keith Stock
Keith Stock
Director

EXHIBIT INDEX
Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Sun Bancorp, Inc. (1)
4.2	Certificate of Amendment to Restated Certificate of Incorporation (2)
4.3	Certificate of Amendment to Restated Certificate of Incorporation (3)
4.4	Amended and Restated Bylaws of Sun Bancorp, Inc. (4)
4.5	Sun Bancorp, Inc. 2015 Omnibus Stock Incentive Plan
5.1	Opinion of Wachtell, Lipton, Rosen & Katz as to legality
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

(1)    Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-3 filed on February 6, 2009 (Registration Number 333-157131).
(2)    Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on July 27, 2011 (File No. 0-20957).
(3)    Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on August 11, 2014 (File No. 0-20957).
(4)    Incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed on October 24, 2007 (File No. 0-20957).